As filed with the Securities and Exchange Commission on December 22, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-2022148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 East Las Olas Boulevard, Suite 800 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

BBX Capital Corporation 2014 Stock Incentive Plan

(Full title of the plan)

Jarett S. Levan

Acting Chairman, Chief Executive Officer and President

BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

(Name and address of agent for service)

(954) 940-4900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Class A Common Stock, par value $0.01 per share(4)	2,768,364	$4.11	$11,377,976.04	$1,318.71

(1)	Represents shares of Class A Common Stock of BFC Financial Corporation (the “Registrant”) reserved for issuance under the BBX Capital Corporation 2014 Stock Incentive Plan, as amended (the “Plan”). The Plan was adopted and assumed by the Registrant (the “Plan”) on December 15, 2016 in connection with the closing of the merger (the “Merger”) on such date of BBX Capital Corporation (“BBX Capital”) with and into a wholly owned subsidiary of the Registrant pursuant to the Agreement and Plan of Merger, dated as of July 27, 2016, as amended (the “Merger Agreement”), between the Registrant, BBX Merger Subsidiary LLC and BBX Capital. The Registrant is registering hereunder 2,768,364 shares of its Class A Common Stock, which represents the shares issuable pursuant to awards outstanding under the Plan immediately prior to the effective time of the Merger (after giving effect to the exchange ratio set forth in the Merger Agreement of 5.4 shares of the Registrant’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock). No additional awards will be granted under the Plan.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock which may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Class A Common Stock.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock on the OTCQB on December 19, 2016.
(4)	Each share of the Registrant’s Class A Common Stock registered hereunder includes an associated right to purchase from the Registrant one one-hundredth of a share of Series A Junior Participating Preferred Stock for $8.00. These purchase rights are not exercisable until the occurrence of certain prescribed events, none of which has occurred. These purchase rights are, and until the occurrence of any such prescribed event these purchase rights will be, evidenced by the certificates representing the associated shares of the Registrant’s Class A Common Stock, and may be transferred only with such shares of the Registrant’s Class A Common Stock. The value attributable to these purchase rights, if any, is reflected in the value of the associated shares of the Registrant’s Class A Common Stock.

Explanatory Note

On December 15, 2016, BFC Financial Corporation (the “Registrant”) completed its acquisition of BBX Capital Corporation (“BBX Capital”) pursuant to a merger (the “Merger”) of BBX Capital with and into a wholly owned subsidiary of the Registrant. In connection with the Merger, effective December 15, 2016, the Registrant assumed and adopted the BBX Capital Corporation 2014 Stock Incentive Plan, as amended (the “Plan”). Awards outstanding under the Plan at the effective time of the Merger continue to be outstanding and governed by the Plan, except that such awards were converted into awards that are eligible to be settled in shares of the Registrant’s Class A Common Stock (applying the exchange ratio in the Merger of 5.4 shares of the Registrant’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock) The Registrant is filing this Registration Statement on Form S-8 to register the shares of Class A Common Stock (including the associated preferred share purchase rights attached thereto) issuable pursuant to awards outstanding under the Plan at the effective time of the Merger. No additional awards will be granted under the Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Items 1 and 2 of Part I of Form S-8. The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be delivered to participants in the Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on March 15, 2016;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 6, 2016;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Commission on August 9, 2016;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Commission on November 8, 2016;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 23, 2016;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 29, 2016;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 25, 2016;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 10, 2016;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on July 28, 2016 (other than Item 7.01 and Exhibit 99.2);

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 4, 2016;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 5, 2016;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 20, 2016;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on December 5, 2016;

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•	The Registrant’s Current Report on Form 8-K, filed with the Commission on December 20, 2016;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on December 22, 2016;

•	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2016, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended;

•	The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statements on Form 8-A, filed with the Commission on October 16, 1997 and June 20, 2006, and any amendments to such Registration Statements filed subsequently thereto and other reports filed for the purpose of updating such description, including the Registrant’s Current Report on Form 8-K, filed with the Commission on July 2, 2014; and

•	The description of the Registrant’s preferred share purchase rights contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on September 25, 2009, and any amendments to such Registration Statement filed subsequently thereto and other reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not required.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 607.0850 of the Florida Business Corporation Act and the Amended and Restated Articles of Incorporation and Bylaws of the Registrant provide for indemnification of each of the Registrant’s directors and officers against claims, liabilities, amounts paid in settlement and expenses if such director or officer is or was a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant or is or

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was serving as a director or officer of another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, which may include liabilities under the Securities Act. In addition, the Registrant carries insurance permitted by the laws of the State of Florida on behalf of its directors, officers, employees or agents which covers alleged or actual error or omission, misstatement, misleading misstatement, neglect or breach of fiduciary duty while acting in such capacities on behalf of the Registrant, which acts may also include liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature pages to this Registration Statement)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on December 22, 2016.

BFC FINANCIAL CORPORATION

By:	/s/ Jarett S. Levan
Jarett S. Levan,
Acting Chairman, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jarett S. Levan and John E. Abdo, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jarett S. Levan	Acting Chairman, Chief Executive Officer and President	December 22, 2016
Jarett S. Levan

/s/ John E. Abdo	Vice Chairman	December 22, 2016
John E. Abdo

/s/ Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	December 22, 2016
Raymond S. Lopez

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SIGNATURE	TITLE	DATE

/s/ Darwin Dornbush	Director	December 22, 2016
Darwin Dornbush

/s/ Oscar Holzmann	Director	December 22, 2016
Oscar Holzmann

/s/ Alan Levy	Director	December 22, 2016
Alan Levy

/s/ Joel Levy	Director	December 22, 2016
Joel Levy

/s/ William Nicholson	Director	December 22, 2016
William Nicholson

/s/ Neil Sterling	Director	December 22, 2016
Neil Sterling

/s/ Seth M. Wise	Executive Vice President and Director	December 22, 2016
Seth M. Wise

/s/ Norman H. Becker	Director	December 22, 2016
Norman H. Becker

/s/ Steven M. Coldren	Director	December 22, 2016
Steven M. Coldren

/s/ Willis N. Holcombe	Director	December 22, 2016
Willis N. Holcombe

/s/ Anthony P. Segreto	Director	December 22, 2016
Anthony P. Segreto

/s/ Charlie C. Winningham, II	Director	December 22, 2016
Charlie C. Winningham, II

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature pages to this Registration Statement)